Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T's internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).

Free Cash Flow

Free cash flow is defined as cash from operations minus capital expenditures. Free cash flow after dividends is defined as cash from operations minus capital expenditures and dividends on common shares. Free cash flow dividend payout ratio is defined as the percentage of dividends paid on common shares to free cash flow. We believe these metrics provide useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow and Free Cash Flow Dividend Payout Ratio
Dollars in millions
	Fourth Quarter		Year Ended
	2019	2018	2019	2018
Net cash provided by operating activities	$11,943	$12,080	$48,668	$43,602
Less: Capital expenditures	(3,792)	(4,152)	(19,635)	(21,251)
Free Cash Flow	8,151	7,928	29,033	22,351

Less: Dividends paid on common shares	(3,726)	(3,635)	(14,888)	(13,410)
Free Cash Flow after Dividends	$4,425	$4,293	$14,145	$8,941
Free Cash Flow Dividend Payout Ratio	45.7%	45.9%	51.3%	60.0%

Cash Paid for Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.

Cash Paid for Capital Investment
Dollars in millions
	Fourth Quarter		Year Ended
	2019	2018	2019	2018
Capital Expenditures	$(3,792)	$(4,152)	$(19,635)	$(21,251)
Cash paid for vendor financing	(449)	(213)	(3,050)	(560)
Cash paid for Capital Investment[1]	$(4,241)	$(4,365)	$(22,685)	$(21,811)
[1] Gross capital investment excludes FirstNet reimbursements of $900 million in the fourth quarter and $1.0 billion for the year ended December 31, 2019.

EBITDA

Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies. For AT&T, EBITDA excludes other income (expense) – net, and equity in net income (loss) of affiliates, as these do not reflect the operating results of our subscriber base or operations that are not under our control. Equity in net income (loss) of affiliates represents the proportionate share of the net income (loss) of affiliates in which we exercise significant influence, but do not control. Because we do not control these entities, management excludes these results when evaluating the performance of our primary operations. EBITDA also excludes interest expense and the provision for income taxes. Excluding these items eliminates the expenses associated with our capital and tax structures. Finally, EBITDA excludes depreciation and amortization in order to eliminate the impact of capital investments. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with U.S. generally accepted accounting principles (GAAP).

EBITDA service margin is calculated as EBITDA divided by service revenues.

When discussing our segment, business unit and supplemental results, EBITDA excludes equity in net income (loss) of affiliates, and depreciation and amortization from operating contribution.

These measures are used by management as a gauge of our success in acquiring, retaining and servicing subscribers because we believe these measures reflect AT&T's ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing operating performance with that of many of its competitors. The financial and operating metrics which affect EBITDA include the key revenue and expense drivers for which management is responsible and upon which we evaluate performance.

We believe EBITDA Service Margin (EBITDA as a percentage of service revenues) to be a more relevant measure than EBITDA Margin (EBITDA as a percentage of total revenue) for our Mobility business unit operating margin. We also use wireless service revenues to calculate margin to facilitate comparison, both internally and externally with our wireless competitors, as they calculate their margins using wireless service revenues as well.

There are material limitations to using these non-GAAP financial measures. EBITDA, EBITDA margin and EBITDA service margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies. Furthermore, these performance measures do not take into account certain significant items, including depreciation and amortization, interest expense, tax expense and equity in net income (loss) of affiliates. For market comparability, management analyzes performance measures that are similar in nature to EBITDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income as calculated in accordance with GAAP. EBITDA, EBITDA margin and EBITDA service margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP.

EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2019	2018	2019	2018
Net Income	$2,704	$5,130	$14,975	$19,953
Additions:
Income Tax Expense	434	615	3,493	4,920
Interest Expense	2,049	2,112	8,422	7,957
Equity in Net (Income) Loss of Affiliates	30	(23)	(6)	48
Other (Income) Expense - Net	104	(1,674)	1,071	(6,782)
Depreciation and amortization	6,961	7,892	28,217	28,430
EBITDA	12,282	14,052	56,172	54,526

Total Operating Revenues	46,821	47,993	181,193	170,756
Service Revenues	41,475	42,496	163,499	152,345

EBITDA Margin	26.2%	29.3%	31.0%	31.9%
EBITDA Service Margin	29.6%	33.1%	34.4%	35.8%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2019	2018	2019	2018
Communications Segment
Operating Contribution	$7,511	$7,607	$32,229	$32,105
Additions:
Equity in Net (Income) Loss of Affiliates	1	-	1	3
Depreciation and amortization	4,589	4,568	18,329	18,292
EBITDA	12,101	12,175	50,559	50,400

Total Operating Revenues	36,522	37,223	142,359	143,721

Operating Income Margin	20.6%	20.4%	22.6%	22.3%
EBITDA Margin	33.1%	32.7%	35.5%	35.1%

Mobility
Operating Contribution	$5,503	$5,424	$22,320	$21,568
Additions:
Equity in Net (Income) of Affiliates	-	-	1	-
Depreciation and amortization	2,027	2,045	8,054	8,263
EBITDA	7,530	7,469	30,375	29,831

Total Operating Revenues	18,700	18,556	71,056	70,521
Service Revenues	13,948	13,700	55,331	54,294

Operating Income Margin	29.4%	29.2%	31.4%	30.6%
EBITDA Margin	40.3%	40.3%	42.7%	42.3%
EBITDA Service Margin	54.0%	54.5%	54.9%	54.9%

Entertainment Group
Operating Contribution	$745	$825	$4,822	$4,713
Additions:
Equity in Net (Income) Loss of Affiliates	1	1	-	2
Depreciation and amortization	1,298	1,329	5,276	5,315
EBITDA	2,044	2,155	10,098	10,030

Total Operating Revenues	11,233	11,962	45,126	46,460

Operating Income Margin	6.6%	6.9%	10.7%	10.1%
EBITDA Margin	18.2%	18.0%	22.4%	21.6%

Business Wireline
Operating Contribution	$1,263	$1,358	$5,087	$5,824
Additions:
Equity in Net (Income) Loss of Affiliates	-	(1)	-	1
Depreciation and amortization	1,264	1,194	4,999	4,714
EBITDA	2,527	2,551	10,086	10,539

Total Operating Revenues	6,589	6,705	26,177	26,740

Operating Income Margin	19.2%	20.2%	19.4%	21.8%
EBITDA Margin	38.4%	38.0%	38.5%	39.4%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2019	2018	2019	2018
WarnerMedia Segment
Operating Contribution	$2,447	$2,703	$9,326	$5,695
Additions:
Equity in Net (Income) of Affiliates	(25)	(80)	(162)	(25)
Depreciation and amortization	154	139	538	305
EBITDA	2,576	2,762	9,702	5,975

Total Operating Revenues	8,924	9,232	33,499	18,941

Operating Income Margin	27.1%	28.4%	27.4%	29.9%
EBITDA Margin	28.9%	29.9%	29.0%	31.5%

Segment and Business Unit EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2019	2018	2019	2018
Latin America Segment
Operating Contribution	$(87)	$(248)	$(635)	$(710)
Additions:
Equity in Net (Income) of Affiliates	(2)	(10)	(27)	(34)
Depreciation and amortization	294	296	1,162	1,238
EBITDA	205	38	500	494

Total Operating Revenues	1,758	1,843	6,963	7,652

Operating Income Margin	-5.1%	-14.0%	-9.5%	-9.7%
EBITDA Margin	11.7%	2.1%	7.2%	6.5%

Vrio
Operating Contribution	$40	$66	$83	$347
Additions:
Equity in Net (Income) of Affiliates	(2)	(10)	(27)	(34)
Depreciation and amortization	164	169	660	728
EBITDA	202	225	716	1,041

Total Operating Revenues	982	1,074	4,094	4,784

Operating Income Margin	3.9%	5.2%	1.4%	6.5%
EBITDA Margin	20.6%	20.9%	17.5%	21.8%

Mexico
Operating Contribution	$(127)	$(314)	$(718)	$(1,057)
Additions:
Equity in Net (Income) Loss of Affiliates	-	-	-	-
Depreciation and amortization	130	127	502	510
EBITDA	3	(187)	(216)	(547)

Total Operating Revenues	776	769	2,869	2,868

Operating Income Margin	-16.4%	-40.8%	-25.0%	-36.9%
EBITDA Margin	0.4%	-24.3%	-7.5%	-19.1%

Segment EBITDA, EBITDA Margin and EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2019	2018	2019	2018
Xandr
Operating Contribution	$413	$381	$1,318	$1,333
Additions:
Equity in Net (Income) of Affiliates	-	-	-	-
Depreciation and amortization	17	5	58	9
EBITDA	430	386	1,376	1,342

Total Operating Revenues	607	566	2,022	1,740

Operating Income Margin	68.0%	67.3%	65.2%	76.6%
EBITDA Margin	70.8%	68.2%	68.1%	77.1%

Adjusting Items

Adjusting items include revenues and costs we consider non-operational in nature, such as items arising from asset acquisitions or dispositions. We also adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income.

The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

Adjusting Items
Dollars in millions
	Fourth Quarter		Year Ended
	2019	2018	2019	2018
Operating Revenues
Time Warner merger adjustment	$-	$49	$72	$49
Adjustments to Operating Revenues	-	49	72	49
Operating Expenses
Time Warner and other merger costs	382	436	961	1,228
Employee separation costs	243	327	624	587
Asset abandonments and impairments	1,458	46	1,458	46
Natural disaster costs	-	77	-	181
Holding losses on benefit-related investments	-	42	-	42
Adjustments to Operations and Support Expenses	2,083	928	3,043	2,084
Amortization of intangible assets	1,741	2,261	7,460	6,930
Impairments	43	26	43	26
Adjustments to Operating Expenses	3,867	3,215	10,546	9,040
Other
Merger-related interest and fees[1]	-	-	-	1,029
(Gains) losses on sale of investments	(69)	(451)	(707)	(808)
Special termination charges, debt redemption costs and other adjustments	331	307	693	385
Actuarial (gain) loss	1,123	(686)	5,171	(3,412)
Adjustments to Income Before Income Taxes	5,252	2,434	15,775	6,283
Tax impact of adjustments	1,119	412	3,302	1,177
Tax-related items	-	601	141	505
Adjustments to Net Income	$4,133	$1,421	$12,332	$4,601
[1] Includes interest expense incurred on debt issued, redemption premiums and interest income earned on cash held prior to the close of merger transactions.
 Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and income tax expense certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.

Adjusted Operating Revenues, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA service margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. AT&T's calculation of Adjusted items, as presented, may differ from similarly titled measures reported by other companies.

Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EBITDA Service Margin
Dollars in millions
	Fourth Quarter		Year Ended
	2019	2018	2019	2018
Operating Income	$5,321	$6,160	$27,955	$26,096
Adjustments to Operating Revenues	-	49	72	49
Adjustments to Operating Expenses	3,867	3,215	10,546	9,040
Adjusted Operating Income	9,188	9,424	38,573	35,185

EBITDA	12,282	14,052	56,172	54,526
Adjustments to Operating Revenues	-	49	72	49
Adjustments to Operations and Support Expenses	2,083	928	3,043	2,084
Adjusted EBITDA	14,365	15,029	59,287	56,659

Total Operating Revenues	46,821	47,993	181,193	170,756
Adjustments to Operating Revenues	-	49	72	49
Total Adjusted Operating Revenue	46,821	48,042	181,265	170,805
Service Revenues	41,475	42,496	163,499	152,345
Adjustments to Service Revenues	-	49	72	49
Adjusted Service Revenue	41,475	42,545	163,571	152,394

Operating Income Margin	11.4%	12.8%	15.4%	15.3%
Adjusted Operating Income Margin	19.6%	19.6%	21.3%	20.6%
Adjusted EBITDA Margin	30.7%	31.3%	32.7%	33.2%
Adjusted EBITDA Service Margin	34.6%	35.3%	36.2%	37.2%

Adjusted Diluted EPS

	Fourth Quarter		Year Ended
	2019	2018	2019	2018
Diluted Earnings Per Share (EPS)	$0.33	$0.66	$1.89	$2.85
Amortization of intangible assets	0.19	0.25	0.81	0.81
Merger integration items[1]	0.04	0.06	0.13	0.26
(Gain) loss on sale of assets, impairments and other adjustments[2]	0.21	0.04	0.20	0.05
Actuarial (gain) loss[3]	0.12	(0.07)	0.56	(0.38)
Tax-related items	-	(0.08)	(0.02)	(0.07)
Adjusted EPS	$0.89	$0.86	$3.57	$3.52
Year-over-year growth - Adjusted	3.5%		1.4%
Weighted Average Common Shares Outstanding with Dilution (000,000)	7,341	7,328	7,348	6,806
[1]Includes combined merger integration items and merger-related interest income and expense, and redemption premiums.
[2]Includes abandonment and impairments, gains on transactions, and employee-related and other costs.

[3]Includes adjustments for actuarial gains or losses associated with our postemployment benefit plans, which we immediately recognize in the income statement, pursuant to our accounting policy for the recognition of actuarial gains/losses. We recorded total net actuarial losses of $5.1 billion in 2019.  As a result, adjusted EPS reflects an expected return on plan assets of $3.8 billion (based on an average expected return on plan assets of 7.00% for our pension trust and 5.75% for our VEBA trusts), rather than the actual return on plan assets of $8.8 billion gain (actual pension return of 16.9% and VEBA return of 15.6%), included in the GAAP measure of income.

Constant Currency

Constant Currency is a non-GAAP financial measure that management uses to evaluate the operating performance of certain international subsidiaries by excluding or otherwise adjusting for the impact of changes in foreign currency exchange rates between comparative periods. We believe constant currency enhances comparison and is useful to investors to evaluate the performance of our business without taking into account the impact of changes to the foreign exchange rates to which our business is subject. To compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates. In calculating amounts on a constant currency basis, for our Vrio business unit, we exclude our Venezuela subsidiary in light of the hyperinflationary conditions in Venezuela, which we do not believe are representative of the macroeconomics of the rest of the region in which we operate.

Constant Currency
Dollars in millions
	Fourth Quarter
	2019	2018
AT&T Inc.
Total Operating Revenues	$46,821	$47,993
Exclude Venezuela	(6)	(8)
Impact of foreign exchange translation	220	-
Operating Revenues on Constant Currency Basis	47,035	47,985
Year-over-year growth	-2.0%

Adjusted EBITDA	14,365	15,029
Exclude Venezuela	(38)	(38)
Impact of foreign exchange translation	109	-
Adjusted EBITDA on Constant Currency Basis	14,436	14,991
Year-over-year growth	-3.7%

WarnerMedia Segment
Total Operating Revenues	$8,924	$9,232
Impact of foreign exchange translation	58	-
WarnerMedia Operating Revenues on Constant Currency Basis	8,982	9,232
Year-over-year growth	-2.7%

EBITDA	2,576	2,762
Impact of foreign exchange translation	31	-
WarnerMedia EBITDA on Constant Currency Basis	2,607	2,762
Year-over-year growth	-5.6%

Latin America Segment
Total Operating Revenues	$1,758	$1,843
Exclude Venezuela	(6)	(8)
Impact of foreign exchange translation	162	-
Latin America Operating Revenues on Constant Currency Basis	1,914	1,835
Year-over-year growth	4.3%

EBITDA	205	38
Exclude Venezuela	(38)	(38)
Impact of foreign exchange translation	78	-
Latin America EBITDA on Constant Currency Basis	245	-
Year-over-year growth	-

Net Debt to Adjusted EBITDA

Net Debt to EBITDA ratios are non-GAAP financial measures frequently used by investors and credit rating agencies and management believes these measures provide relevant and useful information to investors and other users of our financial data. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt by the sum of the most recent four quarters Adjusted EBITDA. Net Debt is calculated by subtracting cash and cash equivalents and certificates of deposit and time deposits that are greater than 90 days, from the sum of debt maturing within one year and long-term debt.

Net Debt to Adjusted EBITDA
Dollars in millions
	Three Months Ended
	Mar. 31	June 30,	Sept. 30,	Dec. 31,	Four Quarters
	2019[1]	2019[1]	2019[1]	2019
Adjusted EBITDA[2]	$14,802	$15,041	$15,079	$14,365	$59,287
End-of-period current debt					11,438
End-of-period long-term debt					151,709
Total End-of-Period Debt					163,147
Less: Cash and Cash Equivalents					12,130
Net Debt Balance					151,017
Annualized Net Debt to Adjusted EBITDA Ratio					2.547
1 As reported in AT&T's Form 8-K filed April 24, 2019, July 24, 2019 and October 28, 2019.
[2] Includes the purchase accounting reclassification of released content amortization of $150 million, $112 million, $108 million and $102 million in the four quarters of 2019, respectively.

Supplemental Operational Measures

We provide a supplemental discussion of our business solutions operations that is calculated by combining our Mobility and Business Wireline operating units, and then adjusting to remove non-business operations. The following table presents a reconciliation of our supplemental Business Solutions results.

Supplemental Operational Measure
	Fourth Quarter
	December 31, 2019				December 31, 2018
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$13,948	$-	$(11,924)	$2,024	$13,700	$-	$(11,817)	$1,883
Strategic and managed services	-	3,927	-	3,927	-	3,811	-	3,811
Legacy voice and data services	-	2,207	-	2,207	-	2,498	-	2,498
Other services and equipment	-	455	-	455	-	396	-	396
Wireless equipment	4,752	-	(3,897)	855	4,856	-	(4,083)	773
Total Operating Revenues	18,700	6,589	(15,821)	9,468	18,556	6,705	(15,900)	9,361

Operating Expenses
Operations and support	11,170	4,062	(9,267)	5,965	11,087	4,154	(9,357)	5,884
EBITDA	7,530	2,527	(6,554)	3,503	7,469	2,551	(6,543)	3,477
Depreciation and amortization	2,027	1,264	(1,721)	1,570	2,045	1,194	(1,747)	1,492
Total Operating Expenses	13,197	5,326	(10,988)	7,535	13,132	5,348	(11,104)	7,376
Operating Income	5,503	1,263	(4,833)	1,933	5,424	1,357	(4,796)	1,985
Equity in Net Income (Loss) of Affiliates	-	-	-	-	-	1	-	1
Operating Contribution	$5,503	$1,263	$(4,833)	$1,933	$5,424	$1,358	$(4,796)	$1,986
[1] Non-business wireless reported in the Communication segment under the Mobility business unit.

Supplemental Operational Measure
	Year Ended
	December 31, 2019				December 31, 2018
	Mobility	Business Wireline	Adjustments[1]	Business Solutions	Mobility	Business Wireline	Adjustments[1]	Business Solutions
Operating Revenues
Wireless service	$55,331	$-	$(47,406)	$7,925	$54,294	$-	$(46,971)	$7,323
Strategic and managed services	-	15,440	-	15,440	-	14,660	-	14,660
Legacy voice and data services	-	9,180	-	9,180	-	10,674	-	10,674
Other services and equipment	-	1,557	-	1,557	-	1,406	-	1,406
Wireless equipment	15,725	-	(12,968)	2,757	16,227	-	(13,717)	2,510
Total Operating Revenues	71,056	26,177	(60,374)	36,859	70,521	26,740	(60,688)	36,573

Operating Expenses
Operations and support	40,681	16,091	(34,037)	22,735	40,690	16,201	(34,283)	22,608
EBITDA	30,375	10,086	(26,337)	14,124	29,831	10,539	(26,405)	13,965
Depreciation and amortization	8,054	4,999	(6,840)	6,213	8,263	4,714	(7,077)	5,900
Total Operating Expenses	48,735	21,090	(40,877)	28,948	48,953	20,915	(41,360)	28,508
Operating Income	22,321	5,087	(19,497)	7,911	21,568	5,825	(19,328)	8,065
Equity in Net Income (Loss) of Affiliates	(1)	-	1	-	-	(1)	-	(1)
Operating Contribution	$22,320	$5,087	$(19,496)	$7,911	$21,568	$5,824	$(19,328)	$8,064
[1] Non-business wireless reported in the Communication segment under the Mobility business unit.